Exhibit 99.3
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amended and Restated Employment Agreement is entered into as of June 17, 2008 between Somanetics Corporation, a Michigan corporation (the “Company”), and Bruce J. Barrett (“Employee”).
     In consideration of the mutual covenants contained in this Agreement, the Company and Employee agree as follows:
1. Employment
     During the term of Employee’s employment under this Agreement (as defined in Sections 2 and 4), the Company shall employ Employee, and Employee hereby accepts such employment by the Company, on a full time basis, in accordance with the terms and conditions set forth in this Agreement.
     1.1. Position and Duties. Employee shall serve as President and Chief Executive Officer of the Company. Employee shall perform all duties, services and responsibilities and have such authority and powers for, and on behalf of, the Company as are customary and appropriate for such position and as are established from time to time by, or in accordance with procedures established by, the Company’s Board of Directors.
     1.2. Performance. Employee shall perform the duties called for under this Agreement to the best of his ability and shall devote all of his business time, energies, efforts and skill to such duties during the term of his employment and shall not engage in any other business of any nature whatsoever, in any capacity whatsoever, unless approved in writing in advance by the Company’s Board of Directors. Employee shall be based in the Troy, Michigan area and perform his duties in the State of Michigan except for travel incidental to the performance of his duties under this Agreement and except as otherwise approved in writing by Employee and the Company.
2. Term
     The term of Employee’s employment under this Agreement shall begin on the date of this Agreement and shall continue until June 17, 2011, unless earlier terminated pursuant to Section 4; provided that such term shall automatically be extended for additional one year periods effective one year before it would otherwise expire (i.e., so the remaining term will be two years) unless Company or Employee provides the other with notice that such term shall not be extended and such notice is provided at least one year before the term would otherwise expire, all unless earlier terminated pursuant to Section 4.
3. Compensation
     As full compensation for Employee’s performance of his duties pursuant to this Agreement, the Company shall pay Employee during the term of this Agreement, and Employee shall accept as full payment for such performance, the following amounts and benefits:

     3.1. Salary. As salary for Employee’s services to be rendered under this Agreement, the Company shall pay Employee an annual salary of $350,750, subject to increase, but not decrease, in the discretion of the Company’s Board of Directors. Such salary shall be payable semi-monthly in arrears (or at such other interval, not less frequently than monthly, as the Company shall designate).
     3.2. Bonus. The Company’s Board of Directors shall establish bonus plans in which Employee shall be eligible to participate for each fiscal year of the Company during the term of Employee’s employment under this Agreement. Such bonus plan shall provide Employee with a target bonus (i.e., the bonus payable if targets are 100% met, but not necessarily the actual amount of bonus payable under the plan) of at least 65% of Employee’s salary, which percentage is subject to increase, but not decrease, in the discretion of the Company’s Board of Directors. Actual payments under such bonus plan will be based on the terms and conditions of such plan and could be zero.
     3.3. Benefits. Employee shall be eligible to participate in all fringe benefits, if any, including insurance, vacation, other employee benefit plans and business expense reimbursement, applicable to other similar employees of the Company, when and if adopted and made available during the term of this Agreement to employees with similar periods of service, subject to any eligibility or other requirements for participating in such fringe benefits and to the actual existence of the respective plans.
     3.4. Indemnification. The Company shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, defend, indemnify and hold Employee, his heirs, executors, administrators and other legal representatives, harmless from and against any and all claims, suits, debts, causes of action, proceedings or other actions, at law or in equity, which any person or entity may have had, now has or may in the future have with respect to Employee’s service to the Company as an officer, director, employee or agent thereof.
4. Termination
     4.1. Death. Employee’s employment under this Agreement shall terminate immediately upon Employee’s death.
     4.2. Disability. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement upon Employee’s “Disability” (as defined in Section 4.5.1). Such termination shall be effective immediately when such notice is deemed given to Employee pursuant to Section 11, or upon such later date, if any, provided in such notice. Employee shall continue to receive compensation pursuant to Section 3 during the period before termination of Employee’s employment pursuant to this Section 4.2, if Employee’s employment is not otherwise terminated pursuant to this Agreement, less any disability benefits Employee receives pursuant to any disability insurance policy or its equivalent provided to Employee by the Company with respect to such period. There shall be no such deduction for disability benefits received by Employee if Employee pays the premiums on such disability insurance policy.

     4.3. With Cause. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for “Cause” (as defined in Section 4.5.2). Such termination shall be effective immediately when such notice is deemed given to Employee pursuant to Section 11.1, or upon such later date, if any, provided in such notice.
     4.4. Without Cause.
     4.4.1. The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement without Cause. Such termination shall be effective when such notice is deemed given to Employee pursuant to Section 11.1, or upon such later date, if any, provided in such notice.
     4.4.2. Employee shall have the right, upon written notice to the Company, to terminate his employment under this Agreement. Such termination shall be effective 30 days after such notice is deemed given to the Company pursuant to Section 11.1, or upon such later date, if any, provided in such notice.
     4.5. Definitions.
     4.5.1. Disability. For purposes of this Agreement, “Disability” means (1) if Employee is covered by a Company-, Successor- or affiliate-provided disability insurance policy, the definition of disability contained in, and entitling Employee to benefits under, that policy, or (2) if Employee is not covered by such a policy, Employee’s inability, whether physical or mental, to perform the normal duties of his position for six consecutive months. If there is any disagreement as to the nature, extent, duration or cause of Employee’s absence or disability, such matter shall be determined by a doctor chosen by the Company and a doctor chosen by Employee, and, if necessary, a doctor mutually chosen by such doctors; provided that Employee shall be deemed subject to a “Disability” if Employee shall fail or refuse to submit to physical examinations by such doctors.
     4.5.2. Cause. For purposes of this Agreement “Cause” means (1) Employee’s continued failure (after notice and at least 30 days to cure such failure) to make a good faith effort to perform Employee’s employment duties, (2) any breach by Employee of the provisions of Section 6, or (3) Employee’s conviction of a felony involving dishonesty or fraud.
     4.5.3. Change in Control. For purposes of this Agreement, a “Change in Control” shall mean:
     (a) Acquisition of Shares. the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (1) the then outstanding Common Shares of the Company (the “Outstanding Common

Shares”) or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of Section 4.5.3(c); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Shares or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Common Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
     (b) Change in Board Control. individuals who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election, by the Company’s shareholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board;
     (c) Reorganization, Merger or Asset Sale. the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Common Shares, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Shares and the Outstanding Voting Securities, as the case may be, (2) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding Common Shares of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
     (d) Dissolution or Liquidation. the consummation of a plan of complete liquidation or dissolution of the Company.
     4.5.4. Entity. For purposes of this Agreement, the “Entity” shall mean (1) in connection with a Change in Control that results in an entity other than the Company being a successor to the Company’s business, such new entity (the “Successor”) beginning on the date of the Change in Control, but the Successor shall be the Entity only if the Successor is either bound by the terms of this Agreement as a successor to the Company or offers to employ Employee beginning on the date of the Change in Control on such terms that would not constitute “Good Reason” (as defined in Section 4.5.5) for termination of Employee’s employment if imposed by the Company, and (2) in all other cases, the Company. For purposes of this Section 4.5.4, Employee shall not be deemed to have terminated his employment with the Entity for Good Reason and the Entity shall not be deemed to have terminated Employee’s employment without Cause if (1) a Successor who has purchased all or substantially all of the Company’s assets has offered to employ Employee on such terms that would not constitute Good Reason for termination of Employee’s employment if imposed by the Company, (2) Employee refuses such employment, and (3) the Company terminates Employee’s employment for any reason or for no reason.
     4.5.5. Good Reason. For purposes of this Agreement, termination of Employee’s employment with the Entity for “Good Reason” means Employee’s termination of employment with the Entity within one year following the initial existence of, one or more of the following conditions arising without Employee’s consent:
     (a) A material diminution in Employee’s base compensation;
     (b) A material diminution in Employee’s authority, duties or responsibilities;
     (c) A material diminution in the authority, duties or responsibilities of the supervisor to whom Employee is required to report, including a requirement that Employee report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an Entity other than a corporation);

     (d) A material diminution in the budget over which Employee retains authority;
     (e) A material change in the geographic location at which Employee must perform the services; or
     (f) Any other action or inaction that constitutes a material breach of the Entity of this Agreement or any other agreement under which Employee provides services;
provided that Employee must provide notice to the Entity of the existence of the applicable condition within 90 days of the initial existence of such condition and must provide the Entity with at least 30 days to remedy the applicable condition. Employee’s death, Disability or “Retirement” (as defined in Section 4.5.6), or Employee’s resignation other than as provided in the preceding sentence shall not constitute a condition under which Employee’s employment with the Entity may be terminated for Good Reason. Employee’s termination of employment with the Entity for Good Reason will not exist until Employee provides the Entity with notice of the applicable condition and the cure period and the cure period passes without the Entity remedying the applicable condition.
     4.5.6. Retirement. For purposes of this Agreement, “Retirement” means Employee’s termination of employment on account of his retirement from the Entity.
     4.5.7. Termination of employment. For purposes of this Agreement, “termination of employment” means a “separation from service” as defined under Treasury Regulations Section 1.409A-1(h).
5. Effects of Termination
     5.1. Provisions Applicable to All Terminations of Employment. Subject to Section 5.2, if Employee’s employment under this Agreement terminates, the Company’s obligations under this Agreement, including obligations under Section 3, shall end except for the Company’s obligation to: (1) reimburse Employee (or his estate) for all out-of-pocket expenses incurred and all benefits actually due pursuant to Section 3.3, accrued and unpaid through the date of termination, other than any accrued vacation, which shall be deemed cancelled, terminated and not accrued upon such termination; and (2) pay to Employee (or his estate) any salary and bonus compensation, pursuant to Sections 3.1 and 3.2, actually earned, accrued and unpaid through the date of termination, each in accordance with the Company’s regular payroll and expense reimbursement policies.
     5.2. Termination of Employment By Employee For Good Reason or By the Company Without Cause.
     5.2.1. Subject to Sections 5.2.2, 5.2.3 and 5.3, if (1) Employee terminates Employee’s employment with the Entity pursuant to Section 4.4.2 for Good Reason, or (2) the Entity terminates Employee’s employment without Cause pursuant to Section 4.4.1, in addition to its obligations under Section 5.1, the Company shall (1) for a period of 12 months beginning immediately after the effective date of such termination, subject to earlier termination upon the occurrence of any of the events described in Sections 4.1, 4.2 or 4.3, provide Employee, at the Company’s expense, with the benefits set forth in Section 3.3, other than vacation and business expense reimbursement, and (2) within 10 business days after the effective date of such termination, pay Employee in one undiscounted lump sum an amount in cash equal to (a) one times Employee’s annualized base salary at the rate in effect on the date of this Agreement, or, if higher, Employee’s base salary in effect immediately before the earlier of Employee’s termination of employment or the date the Change in Control occurs, if any, plus (b) an amount equal to (i) (A) one plus the fraction of the year in which the termination occurs before the effective date of such termination, times (B) the target bonus payable to Employee with respect to the fiscal year in which the effective date of such termination occurs, minus (ii) the amount of bonuses actually paid to Employee with respect to the fiscal year in which the effective date of such termination occurs.
     5.2.2. If Employee is a “specified employee” (as defined under Treasury Regulations Section 1.409A-1(i)) of the Entity as of the date of his termination of employment, then the Entity shall pay to Employee that portion of any amount payable under Section 5.2.1 that exceeds the maximum allowable separation pay amount under Treasury Regulations Section 1.409A-1(b)(9)(iii)(A) and that otherwise constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, on the date that is six months after the date of his termination of employment (or, if earlier, the date of his death).
     5.2.3. The Company may withhold from the amounts payable to Employee under this Section 5.2 all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.
     5.3. Termination of Employment By Employee For Good Reason or By the Company Without Cause in Connection with a Change in Control.
     5.3.1. Subject to Sections 5.3.2 and 5.3.3 and instead of the benefits provided in Section 5.2, if (1) a Change in Control occurs during the term of Employee’s employment under this Agreement (determined pursuant to Section 2, without regard to Section 4), and (2) at any time during the period beginning 90 days before the Change in Control occurs and ending one year after the Change in Control occurs, Employee terminates Employee’s employment with the Entity pursuant to Section 4.2.2 for Good Reason, or the Entity terminates Employee’s employment without Cause pursuant to Section 4.4.1, in addition to its obligations under Section 5.1, the Company shall (1) for a period of 24 months beginning immediately after the effective date of such termination, subject to earlier termination upon the occurrence of any of the events described in Sections 4.1, 4.2 or 4.3, provide Employee, at the Company’s expense, with the benefits set forth in Section 3.3, other than vacation and business expense reimbursement, and (2) within 10 business days after the effective date of such termination, pay Employee in one undiscounted lump sum an amount in cash equal to (a) two times Employee’s annualized base salary at the rate in effect on the date of this Agreement, or, if higher, Employee’s base salary in effect immediately before the earlier of Employee’s termination of employment or the date the Change in Control occurs, if any, plus (b) an amount equal to (i) (A) two plus the fraction of the year in which the termination occurs before the effective date of such termination, times (B) the target bonus payable to Employee with respect to the fiscal year in which the effective date of such termination occurs, minus (ii) the amount of bonuses actually paid to Employee with respect to the fiscal year in which the effective date of such termination occurs.
     5.3.2. If Employee is a “specified employee” (as defined under Treasury Regulations Section 1.409A-1(i)) of the Entity as of the date of his termination of employment, then the Entity shall pay to Employee that portion of any amount payable under Section 5.3.1 that exceeds the maximum allowable separation pay amount under Treasury Regulations Section 1.409A-1(b)(9)(iii)(A) and that otherwise constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, on the date that is six months after the date of his termination of employment (or, if earlier, the date of his death).
     5.3.3. The Company may withhold from the amounts payable to Employee under this Section 5.3 all federal, state, city and other taxes to the extent such taxes are required to be withheld by applicable law.
     5.4. General Effects of Termination. Termination of Employee’s employment under this Agreement shall not affect either party’s rights and obligations under Sections 3 (subject to the limitations set forth in this Section 5), 5 and 6 through 17, such rights and obligations shall continue and survive the termination of Employee’s employment and this Agreement, for any reason, notwithstanding any breach of this Agreement by Employee or by the Company.
6. Invention, Confidentiality, Non-Competition, and Non-Solicitation.
     In consideration of both Employee’s initial and continued employment with the Company, of the consideration paid to Employee in connection with Employee’s employment with the Company and of the positions that Employee now holds or may in the future hold, which may include having access to, or learning information concerning, the business activities of the Company and acquiring confidential or otherwise proprietary facts and information concerning technological and other activities of the Company, Employee agrees to the provisions of this Section 6.
     6.1. Inventions.
     6.1.1. Company Ownership. Any and all improvements, discoveries, innovations, inventions, conceptions and/or reductions to practice, “Confidential Information” (as defined in Section 6.2.2), problem solutions and, in general, all technological conceptions and developments, whether patentable or not, (collectively referred to in this Agreement as “Inventions”) which Employee makes or comes to know of, either alone or with others, during the term of Employee’s employment or other association with the Company, and relating in any way to the business interests or business activities of the Company, whether past or present or future, or relating to its technological or product research and/or development programs, are understood and agreed to be, and are by this Agreement expressly made to be, the exclusive property of the Company.
     6.1.2. Disclosure to the Company. Employee shall disclose promptly and fully to the Company and to its attorneys all Inventions, and Employee shall, when requested to do so either before or after the termination of Employee’s employment with the Company, formally assign and convey to the Company Employee’s entire right, title and interest in and to all Inventions; Employee shall assist the Company and its agents in preparing patent applications, both United States and foreign, covering any Invention; Employee shall promptly review, execute and deliver all said applications and assignments of the same to the Company, and shall, as promptly as reasonably possible, generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Company, to the end that the Company may obtain, extend, reissue, maintain and enforce United States and foreign patents covering said Inventions.
     6.1.3. Company Expenses. It is and shall be the sole responsibility of the Company to bear all expenses incurred in obtaining, extending, reissuing, maintaining and enforcing the aforementioned patents and in vesting and perfecting title thereto in the Company and also to pay all reasonable expenses which Employee incurs at the Company’s request.
     6.2. Confidentiality.
     6.2.1. Obligation to Keep Confidential. Except as authorized in writing by the Company, Employee shall not at any time, either prior to, during or after Employee’s association with the Company, disseminate, disclose or otherwise appropriate, directly or indirectly, any Confidential Information of the Company of which Employee gains knowledge prior to, during or after termination of such employment, and Employee shall retain all such information in trust in a fiduciary capacity for the sole use and benefit of the Company. Employee acknowledges that the Confidential Information of the Company is valuable, special and unique to its business, that on such Confidential Information the Company’s business depends, that such Confidential Information is proprietary to the Company, and that the Company wishes to protect such Confidential Information by keeping it secret and confidential for the sole use and benefit of the Company. Employee shall take all steps necessary, and all steps reasonably requested by the Company, to ensure that all such Confidential information is kept secret and confidential for the sole use and benefit of the Company.
     6.2.2. “Confidential Information”. Confidential Information of the Company means information known or apprehended by the Company and/or developed by or for the Company, by any person, including Employee, which is not otherwise explicitly, consciously, properly, legally and generally known in any industry in which the Company is or may become engaged. Confidential Information includes, but is not limited to, such information, whether now possessed or hereafter obtained, concerning plans, marketing and sales methods, materials, processes, procedures or devices utilized or considered by the Company, or by consultants, technicians, employees, or medical clinics or other medical organizations with which the Company deals (or organizations or other entities or persons associated with such medical clinics or other medical organizations), or by contractors, representatives and customers of the Company, plans for development of new products, services and expansion into new areas or markets, internal operations, trade secrets, Inventions, patent applications, trade names, trademarks, service marks, copyrights, proprietary information and other confidential information of any type, together with all written, graphic, and other materials relating to all or any part of the same (collectively, “Confidential Information”).
     6.2.3. Property of the Company. All records and other materials pertaining to the Confidential Information, whether developed by Employee or not, shall be and remain the exclusive property of the Company. Upon termination of Employee’s association with the Company or at any other time the Company may in writing so request, Employee shall promptly deliver to the Company all materials concerning any Invention or Confidential Information, copies thereof and any other materials of the Company which are in Employee’s possession or under Employee’s control, and Employee shall not make or retain any copy or extract thereof.
     6.3. Non-Compete. During the term of Employee’s employment with the Company and for a period of one year following the termination of Employee’s employment with the Company under this Agreement (voluntarily or involuntarily and with or without Good Reason or Cause), Employee shall not, directly or indirectly, himself, or through or for any individual, person or entity wherever located:
     6.3.1. Competing Activities. Engage in any activities or perform any services in connection with, or sell, any products that are patches for ventricular restoration, cerebral and/or somatic oximeters, related sensors, or other products sold by the Company during the term of Employee’s employment with the Company; or
     6.3.2. Employee or Owner of Competitor. Be employed by, consult with, own any capital stock of, or have any financial interest of any kind in, any individual, person or entity, wherever located, that manufactures, assembles or sells patches for ventricular restoration, cerebral and/or somatic oximeters, related sensors, or other products sold by the Company during the term of Employee’s employment with the Company; provided that Employee may own, for investment purposes only, up to 3% of the stock of any publicly traded business, if Employee is not otherwise affiliated with such business; or
     6.3.3. Solicit Customers. Solicit any entity that, to Employee’s knowledge, was a customer of the Company within the year before that date Employee’s employment with the Company terminates to supply patches for ventricular restoration, cerebral and/or somatic oximeters, related sensors, or other products sold by the Company during the term of Employee’s employment with the Company to such customer.
     6.4. Non-Solicitation. During the term of Employee’s employment with the Company and for a period of five years following the termination of Employee’s employment with the Company (voluntarily or involuntarily and with or without Good Reason or Cause), Employee shall not, directly or indirectly, himself, or through or for any individual, person or entity wherever located (1) solicit or attempt to hire any person who is then employed by, or is a consultant to, the Company or who, to Employee’s knowledge, was employed by, or was a consultant to, the Company at any time during the year before the termination of Employee’s employment with the Company, except for (a) persons whose employment or consultation with the Company has been terminated by the Company, and (b) persons whose employment or consultation with the Company has been terminated for at least six months (persons within these two exceptions shall not be covered by this Section 6.4), or (2) encourage any such person to terminate his or her employment or consultation with the Company.
     6.5. Equitable Remedies. Sections 6.1, 6.2, 6.3, and 6.4 are intended, among other things, to protect the Confidential Information described in Section 6.2.2 and the Company’s technology, proprietary information and personnel, and Employee acknowledges and agrees that the covenants and undertakings contained in this Section 6 relate to matters which are of a special, unique and extraordinary character, and a violation or any of their terms will cause irreparable injury to the Company, the amount of which will be extremely difficult, if not impossible, to estimate or determine and which cannot be adequately compensated by monetary damages alone. Therefore, Employee agrees that if Employee breaches or threatens to breach any of those sections, in addition to any other rights and remedies which may be available to the Company under this Agreement, under the applicable law or at law or equity, the Company shall be entitled, as a matter of course, to obtain an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any such terms by Employee and/or by such other persons and entities as the court shall order.
     6.6. Company right to Adapt and Develop. It is understood and agreed that the Company shall have the royalty-free, worldwide, assignable right to use, or to adapt and to develop in any way, all Inventions conceived or made by Employee, whether or not patentable, including, but not limited to, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, or not to use them at all should the Company so choose.
7. Employee’s Remedies
     Employee’s remedy against the Company for breach of this Agreement and/or wrongful termination of his employment is the collection of any compensation due him as provided in Sections 3 and 5 and such other remedies available to Employee under law or in equity.
8. Representation
     Employee represents and warrants that (1) Employee’s performance of this Agreement does not and will not breach any agreement or duty that Employee has to anyone else to keep in confidence confidential information belonging to others, and (2) Employee is not now a party to or bound in any way by any agreement, commitment, obligation or company policy (written or otherwise), including any with Employee’s former employer, that in any way restricts Employee’s ability to enter into, or perform Employee’s obligations under, this Agreement or under which a breach or default occurs, or with notice, lapse of time or both will occur, as a result of Employee’s entry into, or performance of Employee’s obligations under, this Agreement.

9. Assignment
     The Company shall not be required to make any payment under this Agreement to any assignee or creditor of Employee, other than to Employee’s legal representative on death. Employee’s obligations under this Agreement are personal and may not be assigned, delegated or transferred in any manner and any attempt to do so shall be void. Employee, or his legal representative, shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any right of Employee under this Agreement. The Company may assign this Agreement without Employee’s consent to any successor to the Company’s business. This Agreement shall be binding upon, and shall inure to the benefit of, the Company, Employee and their permitted successors and assigns.
10. Company’s Obligations Unfunded
     Except for any benefits under any benefit plan of the Company that are required by law or by express agreement to be funded, it is understood that the Company’s obligations under this Agreement are not funded, and it is agreed that the Company shall not be required to set aside or escrow any monies in advance of the due date of the payment of such monies to Employee.
11. Notices
     11.1. To Employee. Any notice to be given under this Agreement by the Company to Employee shall be deemed to be given (1) when delivered to Employee in person, (2) on the date delivery is guaranteed if sent by courier that guarantees delivery, or (3) three business days after mailed to him by certified or registered mail, postage prepaid, return receipt requested, to:
Bruce J. Barrett
915 Harmon Street
Birmingham, MI 48009
or at such other address as Employee shall have advised the Company by notice in writing.
     11.2. To the Company. Any notice to be given by Employee to the Company shall be deemed to be given (1) on the date delivery is guaranteed if sent by courier that guarantees delivery, or (2) three business days after mailed by certified or registered mail, postage prepaid, return receipt requested, to:
Somanetics Corporation
1653 East Maple Road
Troy, Michigan 48083-4208
Attention: Mary Ann Victor, Vice President, Chief Administrative
Officer and Secretary
With a copy to:
Robert J. Krueger
Honigman Miller Schwartz and Cohn LLP

2290 First National Building
660 Woodward Ave.
Detroit, Michigan 48226-3506
or at such other address as the Company shall have advised Employee by notice in writing.
12. Amendments
     This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by the Company and Employee.
13. Entire Agreement
     This Agreement together with any Invention and Confidentiality Agreement between Employee and the Company constitute the entire agreement between the parties with respect to their subject matter and all prior agreements or understandings, oral or written, are merged in this Agreement or any such Invention and Confidentiality Agreement and are of no further force or effect. This Agreement replaces and supersedes the Amended and Restated Employment Agreement dated as of April 19, 2006, between the Company and Employee, which Amended and Restated Employment Agreement, Employee and the Company agree is terminated as of the date of this Agreement. The parties acknowledge that they are not relying on any representations, express or implied, oral or written, (relating to any aspect of Employee’s current or future employment or otherwise), except for those stated in this Agreement or any Invention and Confidentiality Agreement. Employee further acknowledges that his sole rights and remedies with respect to any aspect of his employment or termination of his employment are provided for in this Agreement.
14. Captions
     The captions of this Agreement are included for convenience only and shall not affect the construction of any provision of this Agreement.
15. Governing Law and Forum
     The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, except for any provisions of Michigan law which direct the application of other states’ laws, and except that if any provision of this Agreement would be illegal, void, invalid or unenforceable under such Michigan laws, then the laws of such other jurisdiction which would render such provisions valid and enforceable shall govern so far as is necessary to sustain the validity and enforceability of the terms of this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court. Each party consents to be subject to personal jurisdiction of the courts of or in Michigan.

16. Severability
     The provisions of this Agreement will be deemed severable, and if one or more of the provisions contained in the Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, (1) such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision has never been contained in this Agreement, and (2) such provisions may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.
17. No Waiver
     No waiver of any breach of any agreement or provision contained in this Agreement shall be deemed a waiver of any preceding or succeeding breach of such agreement or provision or of any other agreement or provision contained in this Agreement. No extension of time for performance of any obligation or acts shall be deemed an extension of time for the performance of any other obligation or act.
18. Consultation with Counsel
     Employee acknowledges that he has been given the opportunity to consult with his personal legal counsel concerning all aspects of this Agreement and the Company has urged Employee to so consult with such counsel.
     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the date and year first above written.

SOMANETICS CORPORATION
By:

Its:

BRUCE J. BARRETT